                                                  Registration No.______________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PICO HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            California                                    94-2723335
   ----------------------------                       ----------------
   (State or other jurisdiction                       (I.R.S. employer
 of incorporation or organization)                    identification no.)

                         875 Prospect Street, Suite 301
                               La Jolla, CA 92037
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                               PICO HOLDINGS, INC.
                   EMPLOYEES 401(k) RETIREMENT PLAN AND TRUST
                   ------------------------------------------
                            (Full title of the plan)

                               Gary W. Burchfield
                      Chief Financial Officer and Treasurer
                               PICO Holdings, Inc.
                         875 Prospect Street, Suite 301
                               La Jolla, CA 92037
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  619/456-6022

This registration statement, including all exhibits and attachments, contains 9 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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

                                CALCULATION OF REGISTRATION FEE

                                                                       Proposed
                                               Proposed maximum        maximum            Amount of
  Title of securities      Amount to be         offering price        aggregate          registration
   to be registered(1)      registered          per share(2)        offering price(2)       fee
   -------------------      ----------         ---------------      -----------------   --------------
   Common Stock             500,000            $5.875                $2,937,500.00      $890.15
   Par Value $0.001


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        PICO Holdings, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

        (a) The Company's latest report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (the "Commission"), and Amendment No. 1 to the above-referenced latest report on Form 10-K, as filed with the Commission (File No. 0-18786).

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

-------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the common stock of PICO Holdings, Inc. on September 26, 1997, as reported on the National Association of Securities Dealers Automated Quotations System.


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
        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company and the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Inapplicable.

Item 6. Indemnification of Directors and Officers

        The Company's Amended and Restated Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,
(ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index. No opinion of counsel as to the legality of shares being registered is required because no original issuance securities will be issued pursuant to the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust (the "Plan"). The undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings

        (a)    Rule 415 offering

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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
        (b) Filing incorporating subsequent Exchange Act documents by reference

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Request for acceleration of effective date or filing of registration statement on Form S-8.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on September 30, 1997.

                              PICO Holdings, Inc.



                              By:/s/ Gary W. Burchfield
                                 -----------------------------------------------
                                 Gary W. Burchfield, Chief Financial
                                 Officer and Treasurer


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
                                POWER OF ATTORNEY

        The officers and directors of PICO Holdings, Inc. whose signatures appear below, hereby constitute and appoint Gary W. Burchfield and James F. Mosier, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 1997.


   Signature                                      Title
   ---------                                      -----
                                               Chairman of the Board and Director
------------------------------------
Ronald Langley


/s/ John R. Hart                               President, Chief Executive Officer, and Director
------------------------------------           (Principal Executive Officer)
John R. Hart


/s/ Gary W. Burchfield                         Chief Financial Officer and Treasurer (Principal
------------------------------------           Financial and Accounting Officer)
Gary W. Burchfield

/s/ Robert R. Broadbent                        Director
------------------------------------
Robert R. Broadbent

/s/ Marshall J. Burak                          Director
------------------------------------
Marshall J. Burak

/s/ S. Walter Foulkrod, III, Esq.              Director
------------------------------------
S. Walter Foulkrod, III, Esq.

/s/ Richard D. Ruppert, M.D.                   Director
------------------------------------
Richard D. Ruppert, M.D.

/s/ John D. Weil                               Director
------------------------------------
John D. Weil

                                               Director
------------------------------------
Gary H. Weiss


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
                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on September 30, 1997.

                            PICO HOLDINGS, INC. EMPLOYEES 401(k)
                            RETIREMENT PLAN AND TRUST



                            By:     /s/ James F. Mosier
                               -------------------------------------------
                                James F. Mosier, Trustee



                           By:     /s/ Richard H. Sharpe
                               -------------------------------------------
                                Richard H. Sharpe, Trustee



                           By:     /s/ Gary W. Burchfield
                               -------------------------------------------
                                Gary W. Burchfield, Trustee


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

                                                                                  Sequentially
                       EXHIBIT INDEX                                              Numbered Page
                       -------------                                              -------------
4.1     Amended and Restated Articles of Incorporation of the                           --
        Company is incorporated by reference to Exhibit 3.1 to the
        Company's Registration Statement on Form 8-K filed on
        December 4, 1996

4.2     Amended and Restated Bylaws of the Company are incorporated                     --
        by reference to Exhibit 3.2.2 to Amendment No. 2 to the
        Company's Registration Statement on Form S-4 filed on
        October 2, 1996 (File No. 333-06671)

4.3     Rights Agreement dated July 22, 1991, between Citation                          --
        Insurance Group and Security Pacific National Bank ("Rights
        Agreement") is incorporated by reference to an exhibit to
        the Company's Registration Statement on Form 8-A filed on
        July 22, 1991

4.4     First Amendment to Rights Agreement dated April 30, 1996, is                    --
        incorporated by reference to Exhibit 4.2 to the Company's
        Registration Statement on Form 8-K filed on December 4, 1996

4.5     Second Amendment to Rights Agreement dated November 20,                         --
        1996, is incorporated by reference to Exhibit 4.3 to the
        Company's Registration Statement on Form 8-K filed on
        December 4, 1996

4.6     Agreement and Plan of Reorganization dated as of May 1,                         --
        1996, among Citation Insurance Group, Citation Holdings,
        Inc., and Physicians Insurance Company of Ohio and amendment thereto dated August 14, 1996, and related Agreement of
        Merger, is incorporated by reference to Exhibit 2.2 to
        Amendment No. 2 to the Company's Registration Statement
        on Form S-4 filed on October 2, 1996 (File No. 333-06671)

4.7     Second Amendment to Agreement and Plan of Reorganization                        --
        dated November 12, 1996, is incorporated by reference to
        Exhibit 2.3 to the Company's Registration Statement on Form
        8-K filed on December 4, 1996

23      Consent of Coopers & Lybrand L.L.P.
                                                                                        9

24      Power of Attorney (included in signature pages to this                          6
        registration statement)


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